Exhibit 10.10

CardieX Limited

Letter of appointment of Randall King

Nelson as an Independent Non-Executive Director

17 July 2023

Randall King Nelson

1948 Port Chelsea

Newport Beach, CA 92660, United States

Dear Mr Nelson

Details of your appointment to act as a Director and disclosure agreement

Reference is made to your Letter of Appointment dated 13 November 2015, under AtCor Medical Holdings Limited (now CardieX Limited) (13 November 2015 Letter). The effect of this letter is to amend your existing 13 November 2015 Letter such that the terms of this letter replaces the terms of the 13 November 2015 Letter. Otherwise, the terms of your appointment remain the same.

This letter is divided into Part A and Part B.

Part A sets out terms and conditions of your appointment as a director of CardieX Limited ACN 113 252 234 (Company).

Part B sets out the terms of the agreement between you and the Company so that the Company can satisfy its obligations to inform ASX Limited ACN 008 624 691 (ASX) of details of directors’ interests in securities of the Company and contracts relevant to those securities.

Please sign and return the enclosed copy of this letter to acknowledge and accept the terms of your appointment set out in Part A and the terms of the agreement in Part B.

Enclosed with this letter are:

●	a copy of this letter;

●	the securities trading policy of the Company and its subsidiaries and related bodies corporate (Group, and each member of which is a Group Company), currently being as stated in Annexure A (Securities Trading Policy); and

●	the Company’s constitution that will be effective upon your appointment as a director of the Company (Constitution), currently being as stated in Annexure B.

Capitalised terms used in this letter are intended to have the meaning given to them in the Constitution, Corporations Act 2001 (Commonwealth) (Act) or the listing rules of the ASX (Listing Rules), unless expressly provided for otherwise in this letter.

PART A - DETAILS OF YOUR APPOINTMENT

1.	Term of appointment

1.1	Your appointment began on the date of your election (Appointment Date) and, if it is not terminated sooner, your appointment ends on the later of:

(a)	the third anniversary of the Appointment Date; or

(b)	the conclusion of the third annual general meeting of the Company after your appointment or subsequent re-election.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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1.2	Your appointment:

(a)	may be terminated, or temporarily suspended pending a motion for termination before a general meeting (see paragraph 3.4), prior the end of the term referred to in paragraph 1.1 in accordance with the Constitution;

(b)	will continue for further terms if you are re-elected at future annual general meetings; and

(c)	is governed by and subject to the provisions of the Constitution, Corporations Act 2001 (Commonwealth) (Act) and the Company’s Charters and Policies as will be adopted and amended from time to time (Charters and Policies).

2.	Time commitment

2.1	As an Independent Non Executive Director, you will be expected to:

(a)	devote as much time as may be reasonably required to enable you to properly perform your duties;

(b)	exercise the general duties of care and diligence, good faith, proper use of position and proper use of information as well as perform your fiduciary duties imposed by law, in the course of the performance of your duties and responsibilities; and

(c)	nothing about the appointment is intended to create a relationship of employer and employee.

2.2	You are expected to attend all meetings of the board of directors of the Company (Board), meetings of Board committees of which you are a member and general meetings. You should allow appropriate time for preparing for each meeting.

2.3	Board meetings are expected to be held monthly, unless you are advised otherwise by written notice. In any event, a written notice of each Board meeting will be sent to you prior to the date of convening of any Board meeting.

2.4	As you will appreciate, your time commitment will be affected by the issues confronting the Company from time to time. You are expected to meet any time commitment in addition to those that can be readily that anticipated.

2.5	By accepting your appointment, you have confirmed that you will be able to devote sufficient time to perform your duties and responsibilities appropriately. You should consult with the Chairman or a majority of the other directors of the Company before you take on any more commitments that are likely to affect or conflict with your anticipated time commitment as a Non-Executive Director of the Company.

2.6	The appropriate commitment and expenditure of your time as an Independent Non-Executive Director of the Company will be one of the criteria considered in the course of your reviews.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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3.	Director’s powers and duties

3.1	As a Director, you must comply strictly with your legal, statutory and equitable duties as an officer of the Company. Broadly, these duties are to:

(a)	act in good faith and in the best interests of the Company;

(b)	act with due care and diligence;

(c)	act for proper purposes;

(d)	avoid conflicts of interest or duty; and

(e)	refrain from making improper use of information gained through your office or taking improper advantage of your office.

3.2	The Board acts on behalf of, and is accountable to, all shareholders and other security holders of the Company for the overall direction, management and corporate governance of the Group.

3.3	The Board is responsible for:

(a)	overseeing the Group, including its control and accountability systems;

(b)	appointing and removing the chief executive officer;

(c)	monitoring the performance of the chief executive officer;

(d)	ratifying the appointment and, where appropriate, the removal of the chief financial officer and company secretary;

(e)	ratifying other senior executive appointments, organisational changes and senior management remuneration policies and practices;

(f)	bringing independent judgement to bear on issues of strategy, performance, present and future availability and utilisation of resources;

(g)	approving succession plans for management;

(h)	monitoring senior management’s performance and implementation of strategy, and ensuring appropriate resources are available;

(i)	challenging, developing and monitoring the adequacy and integrity of financial and other reporting to the Board and shareholders and other security holders;

(j)	reporting to shareholders and other security holders;

(k)	providing strategic advice to management;

(l)	challenging, developing and approving management’s corporate strategy and performance objectives;

(m)	determining and financing dividend payments;

(n)	approving and monitoring the progress of major capital expenditure, capital management, acquisitions and divestitures;

(o)	approving and monitoring financial and other reporting;

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(p)	reviewing and ratifying systems of risk management, internal compliance and control, corporate governance policies and procedures and legal compliance to ensure appropriate compliance frameworks and controls are in place;

(q)	setting values and standards for the Group and establishing robust and adequate systems for communications and monitoring the implementation and observance of those values and standards;

(r)	reviewing and overseeing the implementation of the Group’s code of conduct;

(s)	approving Charters and Policies;

(t)	monitoring and ensuring compliance with legal and regulatory requirements and ethical standards and policies;

(u)	monitoring and ensuring compliance with best practice corporate governance requirements; and

(v)	making yourself available, if called upon, to be appointed to the board of directors of other Group Companies, as well as to any committee established by the Board.

3.4	By accepting your appointment you acknowledge that the Board has the power to suspend a Director from being involved in the business or affairs of the Company (including receiving notice of, and attendance at, any Board meetings) under rule 11.13 of the Constitution should the Director’s conduct or position appear to be prejudicial to the interests of any Group Company. A general meeting, which the Director will be given the opportunity to address, will then consider a motion to remove that Director.

3.5	While you have been invited to be a Director in order to ensure that the Board has a satisfactory balance of skills and experience, you are not expected to be an expert in all fields. However, in performing your duties and considering all matters before the Board, you are expected to draw on your skills, expertise and experience.

4.	Special duties or arrangements

As well as those duties set out in paragraph 3, you will be expected to perform any other duties that the Board may assign to you from time to time and any other duties reasonably contemplated by your office.

5.	Board committees

5.1	Where the Board has established the following committees to help it achieve its objectives, share detailed work and consider certain issues and functions in detail:

(a)	Nomination Committee;

(b)	Remuneration Committee; and

(c)	Audit and Compliance Committee.

5.2	You will be expected to serve upon one or more of these committees as required.

5.3	You will not receive a separate fee for committee membership.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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6.	Remuneration

Your annual base fee is initially US$50,000 per annum (Base Fee).

6.1	The Base Fee will be in consideration for your services as an independent non–executive Director and any other appointment or office which you may be required as specified in paragraphs 3.3(v), 4 and 5.1

6.2	You may not receive any equity based remuneration (for example, options) or incentive based remuneration, without prior shareholder consent given in accordance with the Listing Rules.

6.3	The Base Fee will be subject to annual review by the Board and, if required, approval by shareholders.

6.4	If you are required to perform services for any Group Company that, in the opinion of the Directors, are outside the scope of the ordinary duties of a director, the Company or some other Group Company may pay you for those services in addition to, or instead of, the Base Fee. However, you will not be paid if and to the extent that that payment’s effect would be, when added to all other fee and benefit payments paid to or received by all other non-executive directors of the Company, to exceed the total amount that may be paid to non-executive Directors.

6.5	You may also be paid travelling, hotel and other expenses properly incurred by you in attending and returning from Board meetings, any committee meetings, general meetings or otherwise in connection with the business of any Group Company.

6.6	Unless otherwise required by law, you will not be entitled to any retirement or termination benefits on or because of the cessation of your appointment as a Director or from any other office or appointment with or by any Group Company.

7.	Independence

7.1	The Board will regularly assess your independence as a director to ensure that you do not have any relationship or interest that interferes with your unfettered and independent judgment, or could reasonably give the impression that your independence as a director has been compromised.

7.2	You must co-operate fully with any assessment process and give all reasonable information requested.

7.3	You must fully and frankly tell the Board and the Chairman of the Audit and Compliance Committee, about anything that:

(a)	constitutes an actual or potential conflict of interest or duty;

(b)	may lead to an actual or potential conflict of interest or duty;

(c)	may lead to a reasonable perception of an actual or potential conflict of interest or duty;

(d)	interferes with your unfettered and independent judgment; or

(e)	could reasonably give the impression that your independence as a Director has been compromised.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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7.4	You must tell the Company about any actual or potential interest you may have or may acquire, or any material change in any actual or potential interest you may have or may acquire,:

(a)	with any Group Company;

(b)	in the securities of any Group Company;

(c)	in any interest in any contract, dealing or other arrangement with or relating to any Group Company. This is covered in Part B.

8.	Share qualification

There is no share qualification for Directors.

9.	Securities Trading Policy

You acknowledge that:

(a)	the Company has in place a Securities Trading Policy detailing when you can and cannot deal in the Company’s securities and other securities - a copy of that policy is enclosed as Annexure A;

(b)	you have familiarised yourself with, and will comply with, all provisions of that policy and all related Listing Rules;

(c)	you will avoid any actual or potential conflict between your personal interest and your duty to the Company and its shareholders;

(d)	you will not deal in any of the Company’s securities, or procure that any other person deals in any of the Company’s securities, whilst you are in possession of price sensitive information in respect of any Group Company that has not been widely disclosed;

(e)	if not in possession of price sensitive information in respect of any Group Company that has not been widely disclosed, you will only deal in any securities of any Group Company:

(i)	in accordance with the Securities Trading Policy;

(ii)	after advising the Chairperson of the Audit and Compliance Committee; and

(iii)	if you have obtained the approval of that Chairperson to deal in any of the Company’s securities, as previously disclosed.

10.	Code of conduct

You will comply, to the extent applicable, with any code of conduct of the Group in place at the time.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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11.	Access to professional advice

You may seek any professional advice you feel is necessary to perform your responsibilities and duties as a Director. The Board has an agreed procedure for obtaining professional advice at the Company’s expense. A copy of that procedure will be made available to you on request and you must follow that procedure.

12.	Indemnity and insurance

12.1	You and the Company will enter into a deed of access, insurance and indemnity. The terms of deed are similar for all directors and strictly in accordance with the law.

12.2	The Company will also arrange for appropriate directors and officers insurance cover to be taken out in respect of your appointment.

13.	Access to information & confidentiality; Technology

13.1	As a Director you will have access to any information you consider necessary to perform your responsibilities and to exercise independent judgment when making decisions.

13.2	You also have access to management and auditors to seek explanations and information.

13.3	Any Confidential Information (as defined below) acquired by you during your appointment as a Director must be kept confidential. During and after your appointment, you must not disclose any Confidential Information to a third party except:

(a)	where that disclosure is authorised by the Board;

(b)	where that disclosure is required by law or a regulatory body (including a relevant stock exchange);

(c)	where the relevant Confidential Information was in the public domain at the time of your appointment as a Director or became so at a later date, other than as a result of any breach by you;

(d)	in the course of seeking legal or other professional advice and where the recipient undertakes to maintain the confidentiality of that Confidential Information upon terms acceptable to the Company;

(e)	in connection with any claim or proceeding investigation, inquiry, or hearing in relation to which a Director has been given access to relevant papers, books, records and/or files;

(f)	where you are required by a court, tribunal or law to disclose (in which event, you must, if legally permitted to do so, inform the Company of such disclosure prior to effecting that disclosure);

(g)	in order to enable you to perform your Duties as a Director.

13.4	You must notify the Company of any actual or suspected unauthorised use, copying or disclosure of Confidential Information, as soon as you become aware of the same.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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13.5	If your appointment is terminated for any reason, then:

(a)	you must return all of any Group Company’s property to the Company upon or immediately after termination, including all written or machine readable Confidential Information;

(b)	your obligations pursuant to this clause 14 continue after termination except for information that is part of your general skill, knowledge and expertise; and

(c)	you must not record or otherwise reproduce any Confidential Information after termination.

13.6	For the purposes of this paragraph 14, the term “Confidential Information” means all confidential information of any and each Group Company, including but not limited to trade secrets, confidential know how, client lists, supplier lists, price lists, information about tenders and proposal to prospective clients, prospective client lists, information about products and services in development, business plans, marketing plans and computer software owned or used by any Group Company of which you are or become aware or generate, both before, during and after the termination of your appointment as a Director.

13.7	By consenting to become a Director, you consent to the use of telephone, electronic mail and any other technology that permits or facilitates each Director to communicate with every other Director, or any combination of these technologies, for the purpose of calling and holding Directors’ meetings and any other meetings relating to any Group Company.

14.	When the office becomes vacant

14.1	Directors must retire by rotation in accordance with rule 6.1 of the Constitution.

14.2	A Director may be removed before end of the Director’s term by resolution passed in a general meeting.

14.3	If your appointment ceases for any reason, you must immediately resign:

(a)	as a Director of the Company;

(b)	as an officer of any other Group Company; and

(c)	from any other appointment or office you hold as a nominee or representative of the Company and any other Group Company.

14.4	You agree to submit your resignation as a Director and officer of any member of the Group and from any other appointment or office that you hold as a nominee or representative of any Group Company, at the request of the Company, if, for any reason, you become disqualified or prohibited by law from being or acting as a director or from being involved in the management of a company or are otherwise required under the Listing Rules, the Constitution or the Act to cease to be a Director or hold such office.

PART B - DISCLOSURE AGREEMENT

15.	The Company’s disclosure obligations

15.1	Under ASX Listing Rule 3.19A, the Company must give ASX details of:

(a)	any relevant interest a director has in the securities of the Company or a related body corporate; and

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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(b)	any interest a director has in a contract relevant to the securities of the Company or a related body corporate.

15.2	Under ASX Listing Rule 3.19B, the Company is required to enter into an agreement with each of its directors under which each director must give the necessary information to the Company.

16.	Initial disclosure

16.1	You must give the Company the following information as at the date of your appointment:

(a)	the number and class of Notifiable Securities registered in your name;

(b)	in relation to any Notifiable Securities not registered in your name but in which you have a relevant interest:

(i)	the number and class of the Notifiable Securities;

(ii)	the name of the registered holder; and

(iii)	the circumstances giving rise to your relevant interest; and

(c)	in relation to any Notifiable Contracts (except Notifiable Contracts to which the Company is a party):

(i)	the number and class of the shares or debentures;

(ii)	the name of the registered holder if the shares or debentures have been issued;

(iii)	a description of the Notifiable Contracts; and

(iv)	the nature of your interest under the Notifiable Contracts.

16.2	You must give the Company the information in paragraph 16.1 as soon as reasonably possible after your appointment but within three (3) Business Days after your appointment.

16.3	In addition to the information required under paragraph 17.1, the company is required under the Listing Rules to provide information about you to ASX. Filings concerning you will also be made by the Company to various governmental authorities, including Australian Securities & Investments Commission (ASIC). You agree to provide the Company secretary promptly and in any event within the time required for filing of that information), all information about you that may be required for this purpose, including without limitation:

(a)	your full name, current address, date and place of birth; and

(b)	details of any dealings by you, your spouse and any minor children and entities associated with you or any of them, in any securities issued by any Group Company.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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17.	Ongoing disclosure

17.1	If the information given under 17 changes while you are a Director of any Group Company, you must give the Company the following information:

(a)	in relation to Notifiable Securities registered in your name, other than changes occurring as a result of a Corporate Action:

(i)	the date of the change;

(ii)	the number and class of the Notifiable Securities held before and after the change;

(iii)	the nature of the change (for example, an on-market transfer); and

(iv)	the consideration payable in connection with the change, or if a market consideration is not payable, the value of the securities the subject of the change;

(b)	in relation to Notifiable Securities not registered in your name but in which you have a relevant interest:

(i)	the date of the change;

(ii)	the number and class of the Notifiable Securities held before and after the change;

(iii)	the name of the registered holder before and after the change;

(iv)	the circumstances giving rise to the relevant interest; and

(v)	the consideration payable in connection with the change, or if a market consideration is not payable, the value of the Notifiable Securities the subject of the change; and

(c)	in relation to Notifiable Contracts (other than Notifiable Contracts to which any Group Company is a party):

(i)	the date of the change;

(ii)	the number and class of the shares or debentures to which the interest relates before and after the change;

(iii)	the name of the registered holder if the shares or debentures have been issued;

(iv)	details of the Notifiable Contracts; and

(v)	the nature of your interest under the Notifiable Contracts.

17.2	You must give the Company the information in paragraph 18.1 as soon as reasonably possible after the change but within three (3) Business Days after the change. In the case of on-market sales and purchases, ASX regards the trade date (not the settlement date) as the date of change.

18.	Final disclosure

You must give the Company the information referred to in paragraph 16 as at the date you stop being a Director, as soon as reasonably possible but in any event, within three (3) Business Days after that date.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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19.	Section 205G of the Corporations Act 2001 (Cth)

You acknowledge that:

(a)	in addition to a breach of any undertaking to the Company as set out in this letter, your failure to give the required information in accordance with the terms of this letter may result in a breach of your obligations under section 205G of the Act;

(b)	you are familiar with that section and its implications;

(c)	without limitation to the foregoing, some or all of the information referred to in paragraphs 17, 18 and 19 (Notifiable Information) must:

(i)	under section 205G of the Act be disclosed within 14 days of the date of:

A.	you being appointed as a Director (except if you retire and are re- at the same meeting); and

B.	the occurrence of any change in your relevant interests; and

(ii)	under the Listing Rules, be disclosed within 5 Business Days of the date of:

A.	you being appointed as a Director (except if you retire and are re- at the same meeting); and

B.	the occurrence of any change in your relevant interests; and

(d)	the Company is authorised to give any of the Notifiable Information given by you and/or the Company’s share registry, to ASX, ASIC or any other applicable governmental authority, on your behalf and for the purposes of the Act and the Listing Rules, as modified by any ASIC class order or other regulatory relief.

20.	Appointment of agent

20.1	You authorise the Company to give ASX the information given by you, on your behalf and as your agent for the purposes of section 205G of the Corporations Act 2001 (Cth) (as modified by any applicable ASIC Class Order).

20.2	You appoint the Company as your agent to handle any queries raised by ASIC, ASX or the media because of the Company lodging the necessary information with ASX.

21.	Watch by share registry

21.1	The Company may request its share registry (as its agent) to put a watch on any Notifiable Securities registered in your name, or in which you have a relevant interest (but not registered in your name) so that the share registry may inform the Company as soon as it becomes aware of any transactions affecting those Notifiable Securities. This includes transactions arising by way of Corporate Actions.

21.2	The Company may give ASX (as your agent in accordance with paragraph 20) any information it receives from its share registry under paragraph 21.1, even if you do not personally give that information to the Company.

22.	Background Checks

22.1	As a matter of good corporate governance and in compliance with the requirements of the Listing Rules, the Company has a policy of performing criminal record, bankruptcy, education and character reference checks on all its proposed nominees for appointment as a Director. You agree to co-operate with the Company in this regard and provide all such information and assistance as is required for the Company to complete these inquiries.

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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23.	Defined terms and interpretation

23.1	In Part B of this letter:

Business Day means Monday to Friday inclusive, except New Year’s Day, Good Friday, Easter Monday, Christmas Day, Boxing Day and any other day that ASX declares is not a business day.

Corporate Action means a transaction implemented by the Company, including a bonus issue, rights issue, reconstruction of capital (including consolidation, subdivision, reduction or return), scheme of arrangement or dividend reinvestment plan.

Notifiable Contracts means interests in contracts to which you are a party or under which you benefit or may benefit, and that confers a right to call for or deliver shares or other securities in or debentures of, or relevant interests in shares or other securities in or debentures of, the Company or any other Group Company.

Notifiable Securities means shares or other securities of the Company or in any other Group Company.

23.2	In Part B of this letter, except where the context otherwise requires, a word or expression defined in the Corporations Act 2001 (Cth) has the meaning given to it in that Act.

24.	Governing Law and Jurisdiction

24.1	This letter agreement shall be governed by and construed in accordance with the law from time to time in the State of New South Wales and the parties agree to submit to the non-exclusive jurisdiction of the courts of that State and the courts that hear appeals therefrom.

Acceptance

Please signify your acceptance by signing and returning a copy of this letter. I look forward to your continued contribution to the Company.

/s/ Niall Cairns	Date:	20 July 2023
Niall Cairns
Chairman

CardieX Limited

I, Randall King Nelson have read the terms of the above letter and agree to be bound by its terms and conditions.

/s/ Randall King Nelson	Date:	July 20, 2023
Signature of Randall King Nelson

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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ANNEXURE A – SECURITIES TRADING POLICY

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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ANNEXURE B – CONSTITUTION

CardieX Limited (ASX:CDX) – ABN 81 113 252 234

Suite 301 Level 3, 55 Lime Street, Sydney NSW 2000 p| +61 (0)2 8296 0000

https://cardiex.com/

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